The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:

We consent to the use of our report, dated January 15, 1998, incorporated herein by reference in the registration statement on Form S-8.


                                           /s/ KPMG Peat Marwick, LLP


New York, New York
June 8, 1998